Exhibit 32.1

SECTION 1350 CERTIFICATIONS

I, Barney A. Richmond, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report of Assurance Group, Inc. on Form 10-Q/A Amendment No. 3 for the period ended March 31, 2011, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Assurance Group, Inc.

Date: June 28, 2012	/S/ BARNEY A. RICHMOND
Barney A. Richmond
Chief Executive Officer
(Principal Executive Officer)

I, Richard C. Turner, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report of Assurance Group, Inc. on Form 10-Q/A Amendment No. 3 for the period ended March 31, 2011, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Assurance Group, Inc.

Date: June 28, 2012	/S/ RICHARD C. TURNER
Richard C. Turner
Chief Financial Officer
(Principal Financial Officer)